UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2370 Corporate Circle, Suite 160
Henderson, Nevada		89074
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 941-8047

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2022, the Board of Directors (the “Board”) of CleanSpark, Inc. (the “Company”) appointed Amanda Cavaleri to serve as a director of the Company, effective immediately. The Board also appointed Ms. Cavaleri to the Board’s Nominating and Corporate Governance Committee, effective immediately. In connection with the appointment of Ms. Cavaleri, the Board expanded the size of the Board to six members.

Ms. Cavaleri (34) has been a chief executive officer of a Wyoming-based company since 2021 that is developing a mining site leveraging stranded energy. She has also been a partner at an alternative investment firm since 2021 and managing director of a Bitcoin advisory firm since 2019. Cavaleri was also the Chief Marketing Officer and Vice President of Business Development of a privacy platform from 2018 to 2019. She also was the managing director of an emerging tech advisory firm from 2013 to 2018. Cavaleri has consulted within the Bitcoin ecosystem for clients ranging from hedge and venture funds to financial services and mining. She is a former Innovation Fellow with AARP (2016-2017) and was a Thought Leader with Carnegie Mellon University & UPMC's Quality of Life Technology Center in 2014. She received her Master of Science in Technology Commercialization from the University of Texas at Austin's McCombs School of Business.

Cavaleri is also a Board Chair (2021 – present) of the Bitcoin Today Coalition, a nonprofit (c)(4) increasing Bitcoin literacy among America's legislatures, regulators, and other policymakers and co-author of Bitcoin and the American Dream: The New Monetary Technology Transcending our Political Divide (2021).

There are no arrangements or understandings between Ms. Cavaleri and any other persons pursuant to which she were named as director of the Company. She does not have any family relationship with any of the Company’s directors or executive officers or any person nominated or chosen by the Company to be a director or executive officer, nor does she have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. Ms. Cavaleri will be compensated for her service as director consistent with the compensation of the Company’s other Non-Employee Directors. In connection with her appointment, she was granted 88,888 restricted stock units under the Company’s 2017 Equity Incentive Plan, as amended (the “Plan”), which vest in equal quarterly installments on the last day of each fiscal quarter over the fiscal year of the Company, provided the Company obtains stockholder approval of an amendment to the Plan increasing the number of shares available under the Plan.

Item 7.01 Regulation FD Disclosure.

On December 1, 2022, the Company issued a press release announcing the appointment of Ms. Cavaleri to the Board. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of CleanSpark, Inc. dated December 1, 2022 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	December 5, 2022	By:	/s/ Rachel Silverstein
Rachel Silverstein Senior Vice President of Compliance and General Counsel